                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/   / Preliminary Proxy Statement         /  / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
/ X /  Definitive Proxy Statement
/   / Definitive Additional Materials
/   / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             SERENGETI EYEWEAR, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ X /  No fee required.
/   /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1) Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

       2) Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

       4) Proposed maximum aggregate value of transaction:
                                                         ----------------------

       5) Total fee paid:
                         ------------------------------------------------------

/  /   Fee paid previously with preliminary materials.

/  /   Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       1) Amount previously paid:
                                 ----------------------------------------------

       2) Form, Schedule or Registration Statement no.:
                                                       ------------------------

       3) Filing Party:
                       --------------------------------------------------------

       4) Date Filed:
                     ----------------------------------------------------------

                             SERENGETI EYEWEAR, INC.

                              --------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 AUGUST 5, 1999

                              --------------------


         The Annual Meeting of Shareholders of Serengeti Eyewear, Inc. (the "Company") will be held at the Laurel Oak Country Club, 2700 Gary Player Boulevard, Sarasota, Florida, at 9:00 A.M. on Thursday, August 5, 1999, for the following purposes:


         i. To elect three directors to Class II of the Board of Directors to serve for a three year term.

         ii. To ratify and approve the selection of independent auditors of the Company to serve until the next annual meeting of shareholders.

         iii. To transact such other business as may properly come before the meeting or any adjournment thereof.


         Only holders of record at the close of business on July 12, 1999 are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

                                  By Order of the Board of Directors,



                                  MILTON NEVITT
                                  SECRETARY
July 13, 1999

--------------------------------------------------------------------------------
         ALL PERSONS TO WHOM THE ACCOMPANYING PROXY IS ADDRESSED ARE REQUESTED TO DATE, EXECUTE AND RETURN IT PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                             SERENGETI EYEWEAR, INC.
                              --------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                   TO BE HELD
                                 AUGUST 5, 1999
                              --------------------

         This proxy statement is furnished in connection with the solicitation by the Board of Directors of Serengeti Eyewear, Inc. (the "Company") of proxies and voting instructions in the accompanying form for use at the Annual Meeting of Shareholders to be held at the Laurel Oak Country Club, 2700 Gary Player Boulevard, Sarasota, Florida, at 9:00 A.M. on Thursday, August 5, 1999, and at all adjournments thereof. The shares represented by proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. If no direction is indicated, the proxy will be voted in favor of the proposals set forth in the notice attached to this proxy statement. Any shareholder may revoke his proxy at any time prior to the voting thereof by giving notice in writing to the Secretary of the Company, by granting a proxy bearing a later date or by voting in person at the meeting.

         The total number of shares of the Company's common stock, $.001 par value ("Common Stock"), outstanding as of July 12, 1999 was 2,384,000. The Common Stock is the only class of securities of the Company entitled to vote at the Annual Meeting, each share being entitled to one non-cumulative vote. Only shareholders of record as of the close of business on July 12, 1999 will be entitled to vote. A majority of the shares of Common Stock outstanding and entitled to vote, or 1,192,001 shares, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Directors will be elected by a plurality of the votes cast at the meeting. Approval of each other matter will require the affirmative vote of a majority of the votes cast thereon. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the meeting, whereas broker nonvotes will not be counted for purposes of determining whether a proposal has been approved. "Broker nonvotes" are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted.

         The cost of soliciting these proxies will be borne by the Company. Proxies may be solicited by directors, officers or employees of the Company in person or by telephone.

         The principal executive offices of the Company are at 8125 25th Court East, Sarasota, Florida 34243. This proxy statement and the form of proxy are being mailed to shareholders on or about July 13, 1999.


                              ELECTION OF DIRECTORS

         At the Annual Meeting of Shareholders, three directors of Class II of the Board of Directors are to be elected for a three year term. The nominees will be elected by a plurality of the shares present and voting at the meeting. At the meeting, the persons named in the enclosed form of proxy will vote the shares covered thereby for the election of the nominees named below to the Board of Directors of the Company unless instructed to the contrary.

         The three nominees and the seven current directors with unexpired terms, their ages, the years in which they began serving as directors and business experience are set forth below:

DIRECTORS TO BE ELECTED TO SERVE UNTIL THE 2002 ANNUAL MEETING (CLASS II)


                                                PRINCIPAL OCCUPATION AND BUSINESS
     NAME              AGE                    EXPERIENCE DURING THE PAST FIVE YEARS
     ----              ---                    -------------------------------------
John Kopinski           46         John Kopinski, a director of the Company since June 1998,
                                   has served as President and a director of Rickart South, Inc., a manufacturer of flexible packaging materials, since 1988.


William Keener          53         William Keener, a director of the Company since July 1996, has served as a Senior Vice President Credit Policy Division
                                   Manager at Regions Bank since September 1998. From May
                                   1994 to September 1998, Mr. Keener served as an Executive
                                   Vice President and Chief Credit Officer of SouthTrust Bank
                                   of the Suncoast, a commercial bank. From March 1990 to
                                   May 1994, Mr. Keener served as a Senior Vice President
                                   and Group President for Commercial Lending and,
                                   thereafter, as First Vice-President for Commercial Real
                                   Estate for Sunbank, N.A., a commercial bank.

Douglas Hinton          44         Douglas Hinton is a new nominee to the Board of Directors.
                                   Mr. Hinton became the Vice President Premium Sales of the
                                   Company in 1998.  From 1997 until joining the Company,
                                   Mr. Hinton was a National Sales Manager for Bucci, Inc., a
                                   west coast premium eyewear distributor.  From 1996 to
                                   1997, Mr. Hinton was a Senior Vice President/Sales and
                                   Marketing for Opic Video USA.  From 1990 to 1996, Mr.
                                   Hinton was a Senior Vice President/Optical and Golf
                                   Divisions for Bolle USA.


DIRECTORS WHOSE TERMS DO NOT EXPIRE UNTIL THE 2001 ANNUAL MEETING (CLASS I)



                                                PRINCIPAL OCCUPATION AND BUSINESS
     NAME              AGE                    EXPERIENCE DURING THE PAST FIVE YEARS
     ----              ---                    -------------------------------------
Jeffrey B. Sack, M.D.  38         Dr. Jeffrey Sack has been a director of the Company since
                                  June 1998.  He is board certified in internal medicine and cardiovascular disease and currently practices in Sarasota,
                                  Florida.  Dr. Sack has a degree in economics and over
                                  twenty years of business experience in the management of
                                  small growth companies.

William L. McMahon     46         William McMahon became the Chief Financial Officer of
                                  the Company and a director in June 1998.  From 1992 until
                                  joining the Company, Mr. McMahon was Director of
                                  Financial Reporting and Corporate Development of Uniroyal
                                  Technology Corporation, a plastic manufacturing company.
                                  From June 1984 to November 1992, Mr. McMahon was
                                  Vice President of Buccino & Associates, Inc., a national
                                  turnaround consulting firm.

Edward Borix           49         Edward Borix became Vice President of Operations,
                                  Worldwide of the Company in March 1997 and a director of
                                  the Company in May 1997. From January 1995 until joining
                                  the Company, Mr. Borix was a Vice President of Fidelity
                                  Investments, an investment company. From 1979 to 1995,
                                  he was a general manager and director of distribution for
                                  various manufacturing plants of Bausch & Lomb, Inc., a
                                  manufacturer of diverse eyeglass, eyewear and other optical products.


DIRECTORS WHOSE TERMS DO NOT EXPIRE UNTIL THE 2000 ANNUAL MEETING (Class III)



                                                PRINCIPAL OCCUPATION AND BUSINESS
    NAME               AGE                    EXPERIENCE DURING THE PAST FIVE YEARS
    ----               ---                    -------------------------------------
Stephen Nevitt         51         Stephen Nevitt became the President of the Company in
                                  1993.  He is also serving as the Treasurer of the Company.
                                  Prior to such time, he served as Vice President and a director of the Company since its founding in 1976 by his father,
                                  Milton Nevitt.  As President, he has been given primary
                                  responsibility for management and sales and has also been
                                  responsible for design and development of the Company's
                                  products as well as product procurement.  Mr. Nevitt is
                                  primarily responsible for the Company's account with
                                  Wal-Mart Stores, Inc.

Milton Nevitt          77         Milton Nevitt is the Vice President, Secretary and director of the Company.  He founded the Company in 1976 and
                                  served as its President and a director until 1993, and has since served the Company as a Vice President and a director.
                                  As Vice President, Mr. Nevitt focuses on sales and also
                                  oversees the account responsibilities of the Company's
                                  independent sales representatives and coordinates the
                                  Company's overall sales with the Company's National Sales
                                  Manager.  Mr. Nevitt's career in the sunglass industry began in 1950 as a manufacturer's representative for Rayex
                                  Corporation, a major domestic supplier of popular priced
                                  sunglasses.  Mr. Nevitt worked in that capacity until Rayex ceased its business operations in 1976.  Mr. Nevitt founded the Company shortly thereafter.

David B. Newman        44         David B. Newman, a director of the Company since
                                  December 1994, has for over the last ten years been a
                                  partner of the law firm Cooperman Levitt Winikoff Lester &
                                  Newman, P.C., which has acted as outside counsel to the
                                  Company since 1987.


Michael J. Guccione     51         Michael J. Guccione became a Vice President and director
                                   of the Company in December 1994.  Since joining the
                                   Company in 1992, Mr. Guccione's primary responsibilities
                                   have been marketing and product development of the
                                   Company's H2Optix(R) and other product lines. Mr. Guccione became employed by Wal-Mart Stores, Inc. in 1976 and
                                   started and headed its fine jewelry division.  Mr. Guccione was also in charge of the development of the sunglass
                                   business at Wal-Mart and travelled extensively throughout
                                   the Far East and Pacific Rim for the purpose of developing resources for the purchase of sunglasses.  After leaving
                                   Wal-Mart in 1990, Mr. Guccione independently ran a
                                   management consulting firm until joining the Company.



         The Board of Directors of the Company has an Audit Committee and a Stock Option Committee. The Board of Directors has no nominating or compensation committee; nominees for election as directors of the Company are selected by the Board of Directors. During 1998, the Audit Committee did not meet.

         The Audit Committee consists of three directors, two of whom are independent directors. The current members of the Audit Committee are William Keener, Dr. Jeffrey B. Sack and Stephen Nevitt. Its functions are to (i) recommend the appointment of independent accountants, (ii) review the arrangements for and scope of the audit by independent accountants, (iii) review the independence of the independent accountants, (iv) consider the adequacy of the system of internal accounting controls and review any proposed corrective actions, (v) review and monitor the Company's policies regarding business ethics and conflicts of interest, (vi) discuss with management and the independent accountants the Company's annual financial statements and key accounting and reporting matters and (vii) review the activities and recommendations of the Company's accounting department.

         The Stock Option Committee is presently comprised of two non-employee directors, William Keener and David B. Newman. The Stock Option Committee administers the Company's 1995 Stock Option Plan (the "Plan") and determines, among other things, the time or times at which options will be granted, the recipients of grants, whether a grant will consist of incentive stock options, nonqualified stock options and stock appreciation rights (in tandem with an option or free-standing) or a combination thereof, the option periods, the limitations on option exercise and the number of shares to be subject to such options, taking into account the nature and value of services rendered and contributions made by the recipient to the success of the Company. The Stock Option Committee also has authority to interpret the Plan and, subject to certain limitations, to amend provisions of the Plan as it deems advisable.

         During 1998, the Board of Directors of the Company held one meeting and took action once by unanimous written consent. All of the directors attended at least 75% of the meetings of the Board.

IDENTIFICATION OF EXECUTIVE OFFICERS

         Except as set forth below, there are no executive officers of the Company in addition to those listed in the preceding paragraphs as Directors of the Company.

         Lucia Almquist became Vice President-Corporate Development of the Company in January 1997. Ms. Almquist was a director of the Company from May 1997 to May 1998. From 1991 through 1997, Ms. Almquist served as Vice President-Licensing and Merchandising for the Bon Jour Group, Ltd., a designer and manufacturer of various fashion products.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of July 12, 1999 with respect to the beneficial ownership of the outstanding shares of Common Stock by (i) any shareholder known by the Company to beneficially own more than five percent of such outstanding shares, (ii) the Company's directors and executive officers, and (iii) the directors and executive officers of the Company as a group. Except as otherwise indicated, the address of each beneficial owner of five percent or more of such Common Stock is the same as the Company.


       NAME AND ADDRESS                             AMOUNT              OWNERSHIP
     OF BENEFICIAL OWNER                     BENEFICIALLY OWNED(1)     PERCENTAGE(1)
     -------------------                     ----------------------    -------------
Nevitt Family Trust (2) ................              506,103              21.2%
Milton Nevitt ..........................              278,781              11.7%
Stephen Nevitt .........................            1,408,422(3)(4)        45.9%
Michael J. Guccione ....................              200,830(5)            8.2%
David B. Newman ........................              560,103(3)(6)        23.0%
  c/o Cooperman Levitt Winikoff
      Lester & Newman, P.C .............
    800 Third Avenue
    New York, New York 10022
William Keener .........................                1,000                *
Dr. Jeffrey B. Sack ....................                3,500                *
John Kopinski ..........................                    0                --
Douglas Hinton .........................                    0                --
Lucia Almquist .........................                    0                --
Edward Borix ...........................                3,000                *
William L. McMahon .....................                    0                --
John R. Clarke .........................              200,000(7)            7.7%
     1725 Lazy River Lane
     Dunwoody, Georgia 30350
RBB Bank Aktiengesellschaft ............              750,000(8)           23.9%
     Burging 16
     8010 Graz, Austria
Jerome B. Fox ..........................              122,700(9)            5.1%
     7821 Wilton Crescent Circle
     University Park, Florida 34201
Directors and executive officers .......            1,949,533(10)          61.2%
   as a group (11 persons)


----------
    *Less than 1%.

(1) Computation based on the term beneficial ownership as used in the regulations of the Securities and Exchange Commission which, for purposes of the computation of ownership by the named holder, deems outstanding shares of Common Stock issuable upon exercise of options and convertible securities exercisable or convertible on the date, and within sixty (60) days following the date, of determination of beneficial ownership. As of July 12, 1999, 2,384,000 shares of Common Stock were actually issued and outstanding.
(2) The indicated trust (the "Trust") was created pursuant to a Trust Agreement, dated as of September 11, 1992, between Milton Nevitt, as grantor, and Stephen Nevitt and David B. Newman, as trustees. Such trustees have the sole power to vote the shares held by the Trust. The children of Milton Nevitt, including Stephen Nevitt, are the beneficiaries under the Trust.
(3) Includes 506,103 shares held by the Trust, for which such beneficial owner acts as trustee.
(4) Includes 681,974 shares issuable upon exercise of options granted pursuant to the Plan. Stephen Nevitt, pursuant to exercise of a power granted in the subscription agreement covering the issuance of the Company's Preferred Shares (as described in Footnote (8) below), has the power to direct the voting of shares of Common Stock issuable upon conversion thereof for the election of a majority of the directors of the Company through October 2000. The table does not include shares of Common Stock issuable upon conversion of such Preferred Shares.
(5) Includes 68,026 shares issuable upon exercise of options granted pursuant to the Plan.
(6) Includes 50,000 shares issuable upon exercise of options granted pursuant to the Plan.
(7) Represents shares issuable upon exercise of the Series D Warrant which entitles the holder to purchase such number of shares at an exercise price of $5.50 per share at any time prior to September 30, 2001.
(8) Includes 750,000 shares issuable upon exercise of warrants granted to RBB. RBB is also the registered owner of 7,500 shares of Series A 6.5% Convertible Preferred Stock ("Series A Stock"), 7,500 shares of Series B 6% Convertible Preferred Stock ("Series B Stock") and 7,500 shares of Series C 6% Convertible Preferred Stock ("Series C Stock"; collectively with the Series A Stock and the Series B Stock, the "Preferred Shares") of the Company. Such Preferred Shares are presently convertible into shares of Common Stock of the Company at a price determined by dividing the stated value of the series ($7,500,000 for each) by a price equal to the lower of
     (i) $5.50 in the case of the Series A Stock, $6.75 in the case of the Series B Stock and 8.25 in the case of the Series C Stock, and (ii) 80% of the average market price (as defined) for the ten consecutive trading days ending three days prior to the notice of conversion. As of April 1, 1999, the average market price for the ten previous consecutive trading days was approximately $0.65 per share. The above computation of beneficial ownership excludes shares of Common Stock issuable upon conversion of the Preferred Shares. See "Certain Transactions."
(9) Such information was set forth in a Schedule 13D, dated October 24, 1997. Such Schedule 13D also stated that the spouse of Mr. Fox owns an additional 600 shares of Common Stock and that Mr. Fox disclaims beneficial ownership with respect to those shares.
(10) Includes 800,000 shares issuable upon exercise of options granted to pursuant to the Plan and 506,103 shares of the Company's Common Stock held by the Trust, with Stephen Nevitt and David B. Newman as trustees.


                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation for services rendered to the Company paid in 1996, 1997, and 1998 to the Chief Executive Officer and the Company's other four most highly paid executive officers whose compensation exceeded $100,000 (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE



                                                          ANNUAL
                                                        COMPENSATION           LONG TERM COMPENSATION AWARDS
NAME AND PRINCIPAL POSITION                YEAR          SALARY($)           SECURITIES UNDERLYING OPTIONS(#)
---------------------------                ----          ---------           --------------------------------
Stephen Nevitt........................     1998           289,103                           --
  President (CEO)                          1997           178,768                           --
                                           1996           166,730                         750,000


Michael Burke(1)......................     1998           168,632                           --
  Vice President                           1997           158,515                           --

Lucia Almquist(1).....................     1998           158,271                           --
  Vice President                           1997           144,193                           --

William McMahon.......................     1998           130,000                           --
  Chief Financial Officer

Ed Borix(1)...........................     1998           139,342                           --
  Vice President                           1997           135,764                           --



----------
*    Mr. Burke's employment with the Company ceased as of July 7, 1999.

(1) Messrs. Burke, Almquist and Borix received their respective salaries for the year ended December 31, 1998 at their respective 1997 salary rates. The difference between their respective 1998 salaries as shown above and 1997 salaries includes perquisites paid to each officer pursuant to their respective employment agreements.

         Set forth below is information with respect to grants of stock options during the year ended December 31, 1999 to the named executive officers in the Summary Compensation Table.

         OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

         No options were exercised by any of the Company's directors or executive officers during the year ended December 31, 1998. Set forth below is certain information with respect to exercisable and non-exercisable options to acquire shares of the Company's common stock held by the Company's directors and executive officers:


                                   NUMBER OF SECURITIES                      VALUE OF UNEXERCISED IN-THE-MONEY
                                  UNDERLYING UNEXERCISED                                  OPTIONS
                                OPTIONS AT FISCAL YEAR END                        AT FISCAL YEAR END($)**
                            ----------------------------------             -----------------------------------
     NAME                   EXERCISABLE         UNEXERCISABLE*             EXERCISABLE           UNEXERCISABLE
     ----                   -----------         --------------             -----------           -------------
Stephen Nevitt                647,961             102,039                     --                      --

Michael Burke                  15,000               --                        --                      --

Lucia Almquist                  --                  --                        --                      --

Ed Borix                        --                  --                        --                      --

William McMahon                 --                  --                        --                      --


         * Pursuant to their respective employment agreements, Messrs. Almquist, Borix and McMahon are each entitled to stock options upon certain performance criteria being met for the year ending December 31, 1999. See "Employment Agreements" below.

         ** The last sales price of the common stock was approximately $0.25 per share on December 31, 1998.

EMPLOYMENT AGREEMENTS

         In January 1997, the Company entered into a three year employment agreement with Lucia Almquist, whereby Ms. Almquist became employed as Vice President-Corporate Development of the Company, which provides for a current annual base salary of $180,000. Ms. Almquist has agreed to receive her 1997 annual salary of $144,193 for the year ended December 31, 1998, notwithstanding her current annual base salary pursuant to her employment agreement. The Company will not accrue any portion of Ms Almquist's unpaid salary. This Agreement also provides that if the Company's net sales and pretax profits exceed $80.0 million and $6.9 million, respectively, then Ms. Almquist will receive $15,000 and 10,000 stock options. Alternatively, if such net sales and pretax profits exceed $84.0 million and $7.25 million, respectively, then Mr. Almquist will receive $30,000 and 25,000 stock options.

         In January, 1997, the Company entered into a three year employment agreement with Edward Borix, whereby Mr. Borix became employed as Vice President of Operations, Worldwide, which provides for a current annual base salary of $165,000. Mr. Borix has agreed to receive his 1997 annual salary of $139,342 for the year ended December 31,1998, notwithstanding his current annual base salary pursuant to his employment agreement. The Company will not accrue any portion of Mr. Borix's unpaid salary. This agreement also provides that if the Company's net sales and net profits for the year ended December 31, 1999 exceed $80.0 million and $6.9 million, respectively, then Mr. Borix will receive $30,000 and 20,000 stock options. Alternatively, if such net sales and net profits exceed $84.0 million and $7.25 million, respectively, then Mr. Borix will receive $45,000 and 40,000 stock options.

         In June 1998, the Company entered into a three year employment agreement with William McMahon, whereby Mr. McMahon became employed as Chief Financial Officer of the Company, which provides for an annual base salary of $130,000 in 1998 with annual increases each January 1 by an amount equal to the increase, if any, in the Consumer Price Index. The agreement also provides that if the Company achieves revenue and EBITDA projections as determined in consultation with the optionee, Mr. McMahon will receive 35,000 stock options for the year ended December 31, 1999 and 45,000 stock options for the year ended December 31, 2000.

         In January 1999, the Company entered into a three year employment agreement with Douglas Hinton whereby Mr. Hinton became employed as Vice President-Premium Sales of the Company which provides for a current annual base salary of $130,000 and annual increases each January 1 by an amount equal to the increase, if any, in the Consumer Price Index.

         Each of the employment agreements contain a covenant by the employee not to compete with the Company until the expiration of a one year period after the expiration or termination of the agreement.

         William Keener, a non-employee director of the Company, receives a fee of $500 per month for his service as a director. No other non-employee director receives any compensation for his services as such.

                              CERTAIN TRANSACTIONS

           On October 4, 1996, the Company issued 7,500 shares of its Series A 6.5% Convertible Preferred Stock, $.001 par value (the "Series A Shares"), to RBB, a banking institution whose principal offices are located in Austria, in a private offshore offering pursuant to Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). RBB purchased the Series A Shares for a purchase price equal to their aggregate stated value of $7.5 million as set forth in a Regulation S Offshore Subscription Agreement dated September 29, 1996, which also contemplated the purchase of the Series B Shares and Series C Shares referred to below. The purpose of such investment was to fund, in part, the acquisition on February 13, 1997 of the assets of the Serengeti Eyewear division of Corning Incorporated (the "Acquisition").

           Pursuant to an Agreement of Purchase and Sale, dated as of October 29, 1996, between the Company and Corning, the Company agreed to purchase the Serengeti assets for a purchase price of $27.5 million, which was effected on February 13, 1997. RBB purchased, concurrently with the closing of the Acquisition, 7,500 shares of the Company's Series B 6% Convertible Preferred Stock, $.001 par value (the "Series B Shares"), and 7,500 shares of the Company's Series C 6% Convertible Preferred Stock, $.001 par value (the "Series C Shares"; together with the Series A Shares and the Series B Shares, the "Preferred Shares"), for a purchase price equal to their aggregate stated value of $15.0 million. The proceeds to the Company from the sale of the Preferred Shares were approximately $20.9 million (net of commissions and the estimated expenses of such sale). The Company applied such net proceeds to the Acquisition purchase price. The Company financed the remainder of such purchase price and related costs and expenses with borrowings under a credit facility with SunTrust Bank, Central Florida, National Association..

           Concurrently with the issuance of the Series A Shares, the Company also issued to RBB a Series A Warrant of the Company (the "Series A Warrant") to purchase up to an aggregate of 150,000 shares of Common Stock at an exercise price of $5.5625 per share. The Series A Warrant is exercisable at any time commencing January 1, 1999 and on or prior to December 31, 2002. In addition, the Company issued to RBB, concurrently with the issuance of the Series B Shares and the Series C Shares, a Series B Warrant of the Company (the "Series B Warrant") and a Series C Warrant of the Company (the "Series C Warrant"), each of which entitles RBB to purchase up to an aggregate of 300,000 shares of Common Stock at a per share exercise price of (i) $7.50 with respect to the Series B Warrant and (ii) $10.00 with respect to the Series C Warrant. Each of the Series B Warrant and the Series C Warrant is exercisable at any time commencing January 1, 1999 and on or prior to December 31, 2002.

           The Company has also issued, as part of the commission payable to a third party in connection with the sale of the Series A Shares, a Series D Warrant of the Company (the "Series D Warrant") to purchase up to an aggregate of 200,000 shares of Common Stock at an exercise price of $5.50 per share. The Series D Warrant is immediately exercisable and expires on or prior to September 30, 2001.

           During 1997 and 1998, the Company repaid certain indebtedness owed to Joseph Feldman, the brother-in-law of Milton Nevitt, and to Milton Nevitt, respectively. Such indebtedness, incurred in 1991 and 1993, respectively, is described in greater detail in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998, to which reference is hereby made.


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has selected BDO Seidman LLP as its independent auditors for 1999. Although shareholder ratification of the Board of Directors' action in this respect is not required, the Board of Directors considers it desirable for shareholders to pass upon such appointment. If the shareholders do not ratify the appointment of BDO Seidman LLP, the engagement of independent auditors will be reevaluated by the Board of Directors.

         A representative of BDO Seidman LLP is expected to attend the meeting and will be available to respond to appropriate questions from shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN LLP.


                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who beneficially own more than 10% of the common stock to file reports of ownership and changes in ownership of such common stock with the Securities and Exchange Commission, and to file copies of such reports with the Company. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no such forms were required for those persons, the Company believes that during the fiscal year ended December 31, 1998, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except that Messrs. Hinton, McMahon, Sack and Kopinski were not timely in the filing of their respective Initial Statements of Beneficial Ownership of Securities and Mr. Burke was not timely in his filing of one monthly report of one transaction.


                                  ANNUAL REPORT

         The Company's 1998 Annual Report is being mailed to shareholders together with this proxy statement. No part of such Annual Report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is being or is to be made.


                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters.


                           2000 SHAREHOLDER PROPOSALS

         Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission. In order for shareholder proposals for the 2000 Annual Meeting of Shareholders to be eligible for inclusion in the Company's proxy statement, they must be received by the Secretary of the Company at the Company's principal executive offices not later than March 1, 2000.


                                  By Order of the Board of Directors,



                                  MILTON NEVITT
                                  SECRETARY

July 13, 1999

                            SERENGETI EYEWEAR, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints Stephen Nevitt and Milton Nevitt as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Common Stock of the undersigned at the 1999 Annual Meeting of Shareholders of the Company, to be held at the Laurel Oak Country Club, 2700 Gary Player Boulevard, Sarasota, Florida, at 9:00 A.M. on Thursday, August 5, 1999 and at any adjournments or postponements thereof.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE PROPOSALS SET FORTH ON THE REVERSE SIDE.


CONTINUED AND TO BE SIGNED ON REVERSE       SEE REVERSE
SIDE                                           SIDE

/ X / PLEASE MARK
      VOTES AS IN
      THIS EXAMPLE.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1.  Election of Directors.
Nominees:

(Class II) John Kopinski, William Keener, Douglas Hinton


       / / FOR          / / WITHHELD
           ALL              FROM ALL
         NOMINEES           NOMINEES


/    /
      --------------------------------------------
      FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

2.  Selection of Independent Auditors.     FOR   AGAINST  ABSTAIN
                                           / /    /  /     / /

                                                       MARK HERE
                                                       FOR ADDRESS       /    /
                                                       CHANGE AND
                                                       NOTE AT LEFT




                                      Please sign exactly as name appears
                                      hereon. Joint owners should each sign.
                                      When signing as attorney, executor,
                                      administrator, trustee or guardian, please give full title as such.


                                      Signature:                   Date
                                                -------------------    --------

                                      Signature:                   Date
                                                -------------------    --------